UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 13, 2010

CHEETAH OIL & GAS LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-26907	93-1118938
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

17 Victoria Road, Nanaimo, BC Canada	V9R 4N9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (250) 714-1101

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into Material Definitive Agreement

Item 3.02	Unregistered Sales of Equity Securities.

Effective September 13, 2010, we entered into a loan agreement with Cornelius O’Connell wherein O’Connell has agreed to loan our company $24,000. The principal of the loan is to be repaid within two years and accrues interest at 15% per annum. Pursuant to the terms of the loan agreement, our company has issued to O’Connell 200,000 warrants expiring on September 13, 2013 at an exercise price of $0.12 per warrant. Each warrant is exercisable into one (1) share of common stock of our company.

On September 13, 2010, we also entered into an asset pledge agreement with O’Connell, wherein we have agreed to pledge to O’Connell first charge on our company’s 100% interest in our 8% gross interest held in the PPF-12 oil well at our Belmont Lake property until the loan is paid in full.

In addition to the loan and asset pledge agreements, we have entered into a demand promissory note with O’Connell representing the $24,000 loan.

We issued the warrants to one (1) non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits
10.1	Loan Agreement dated September 13, 2010 between our company and Cornelius O’Connell
10.2	Asset Pledge Agreement dated September 13, 2010 between our company and Cornelius O’Connell
10.3	Form of Demand Promissory Note
99.1	Form of Warrant Certificate

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEETAH OIL & GAS LTD

/s/ Donald Findlay
Donald Findlay
President

September 17, 2010